As filed with the Securities and Exchange Commission on July 9, 2007
Registration No. 333-143349
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BT TRIPLE CROWN CAPITAL HOLDINGS III, INC.
(Exact name of registrant as specified in its charter)

Delaware	4832	26-0241222
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One International Place
36th Floor
Attn.: David C. Chapin
Boston, MA 02110
(617) 951-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Connaughton Bain Capital, LLC 111 Huntington Avenue Boston, MA 02199 (617) 516-2000	Scott M. Sperling Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 (617) 227-1050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew W. Levin Executive Vice President, Chief Legal Officer and Secretary Clear Channel Communications, Inc. 200 East Basse San Antonio, TX 78209 (210) 822-2828	C.N. Franklin Reddick, Esq. Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067 (310) 229-1000	David C. Chapin, Esq. Ropes & Gray LLP One International Place Boston, MA 02110 (617) 951-7000

Approximate date of commencement of proposed sale of securities to the public:  As promptly as practicable after the effective date of this registration statement

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 corrects the date of the Consent of Independent Registered Public Accounting Firm, which was filed earlier today as Exhibit 23.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No. 333-143349). There are no other changes to Part I or Part II of Amendment No. 1 to Registration Statement on Form S-4 filed by the registrant on the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The discussion below summarizes the material indemnification provisions of the Delaware General Corporation Law (“DGCL”) and the certificate of incorporation of Holdings that will be in effect as of the effective time of the merger.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its shareholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

In addition, pursuant to Section 145 of the DGCL, Holdings generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, Holdings’ best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Holdings also has the power to purchase and maintain insurance for such directors and officers.

Holdings’ certificate of incorporation provides mandatory indemnification and, upon request, advancement of expenses to any party who is or was a director or officer of Holdings or who is or was serving as a director, officer, partner, trustee, employee or agent of another entity at the request of Holdings to the maximum extent permitted by the DGCL. Holdings’ certificate of incorporation provides that any person seeking indemnification will be deemed to have met the applicable standard of conduct set forth in the certificate of incorporation unless the contrary is established.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit		Description

2	.1*†	Agreement and Plan of Merger, dated as of November 16, 2006, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC (included as Annex A to the proxy statement/prospectus contained in this registration statement).
2	.2*†	Amendment No. 1, dated April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC (included as Annex B to the proxy statement/prospectus contained in this registration statement).
2	.3*†	Amendment No. 2, dated as of May 17, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, as amended on April 18, 2007, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Capital Holdings III, Inc. (included as Annex C to the proxy statement/prospectus contained in this registration statement).
3	.1*	Second Amended and Restated Certificate of Incorporation of BT Triple Crown Capital Holdings III, Inc. to be in effect as of the effective time of the Merger.
3	.2*	Bylaws of BT Triple Crown Capital Holdings III, Inc. to be in effect as of the effective time of the Merger.
5	.1*	Opinion of Ropes & Gray LLP regarding the legality of the securities being registered.

Exhibit		Description

8	.1*	Opinion of Ropes & Gray LLP regarding certain federal income tax consequences discussed in this registration statement.
9	.1*	Voting Agreement, dated as of May 26, 2007, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Capital Holdings III, Inc., and Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP, and Highfields Capital Management LP (included as Annex D to the proxy statement/prospectus contained in this registration statement).
10	.1*	Letter Agreement dated May 17, 2007, between B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, L. Lowry Mays, Mark P. Mays and Randall T. Mays.
23	.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Clear Channel Communications, Inc.
23	.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24	.1*	Powers of Attorney of Directors and Officers of the registrant (included on registration statement signature page).
99	.1*	Form of Clear Channel Communications, Inc. Proxy Card
99	.2*	Form of Election (for use by holders of Clear Channel common stock)
99	.3*	Consent of Goldman, Sachs & Co.

*	Previously filed.

**	Filed herewith.

†	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph 1 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on July 9, 2007.

BT Triple Crown Capital Holdings III, Inc.

By:	/s/ Scott M. Sperling
Name: Scott M. Sperling

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons or Charles A. Brizius or Ed Han, as such persons true and lawful attorneys-in-fact, in the following capacities and on July 9, 2007:

Signature	Title	Date

/s/ Scott M. Sperling Scott M. Sperling	President and Director (Principal Executive Officer)	July 9, 2007

/s/ Scott M. Sperling Scott M. Sperling	President and Director (Principal Accounting Officer)	July 9, 2007

* Steve Barnes	Director	July 9, 2007

** Richard J. Bressler	Director	July 9, 2007

/s/ Charles A. Brizius Charles A. Brizius	Director	July 9, 2007

* John Connaughton	Director	July 9, 2007

/s/ Ed Han Ed Han	Director	July 9, 2007

* Ian K. Loring	Director	July 9, 2007

** Kent R. Weldon	Director	July 9, 2007

*By: /s/ Ed Han Ed Han Attorney-in-Fact		July 9, 2007
**By: /s/ Charles A. Brizius Charles A. Brizius Attorney-in-Fact		July 9, 2007

EXHIBIT INDEX

Exhibit		Description

2	.1*†	Agreement and Plan of Merger, dated as of November 16, 2006, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC (included as Annex A to the proxy statement/prospectus contained in this registration statement).
2	.2*†	Amendment No. 1, dated April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC (included as Annex B to the proxy statement/prospectus contained in this registration statement).
2	.3*†	Amendment No. 2, dated as of May 17, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, as amended on April 18, 2007, among the Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Capital Holdings III, Inc. (included as Annex C to the proxy statement/prospectus contained in this registration statement).
3	.1*	Second Amended and Restated Certificate of Incorporation of BT Triple Crown Capital Holdings III, Inc. to be in effect as of the effective time of the Merger.
3	.2*	Bylaws of BT Triple Crown Capital Holdings III, Inc. to be in effect as of the effective time of the Merger.
5	.1*	Opinion of Ropes & Gray LLP regarding the legality of the securities being registered.
8	.1*	Opinion of Ropes & Gray LLP regarding certain federal income tax consequences discussed in this registration statement.
9	.1*	Voting Agreement, dated as of May 26, 2007, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Capital Holdings III, Inc., and Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP, and Highfields Capital Management LP (included as Annex D to the proxy statement/prospectus contained in this registration statement).
10	.1*	Letter Agreement dated May 17, 2007, between the B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, L. Lowry Mays, Mark P. Mays and Randall T. Mays.
23	.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Clear Channel Communications, Inc.
23	.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24	.1*	Powers of Attorney of Directors and Officers of the registrant (included on registration statement signature page).
99	.1*	Form of Clear Channel Communications, Inc. Proxy Card
99	.2*	Form of Election (for use by holders of Clear Channel common stock)
99	.3*	Consent of Goldman, Sachs & Co.

*	Previously filed.

**	Filed herewith.

†	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.